Exhibit 10.1

GELESIS, INC.

SIXTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT is made as of March 6, 2015 (the “Effective Date”) between Gelesis, Inc., a Delaware corporation (the “Company”), and the other stockholders listed on the Schedule of Stockholders attached hereto, as the same may be amended from time to time (each, individually, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, certain of the Stockholders are parties to the Fifth Amended and Restated Registration Rights Agreement dated August 16, 2013 by and among the Company and the parties thereto (collectively, the “Prior Agreement”).

WHEREAS, on the date hereof, immediately prior to the execution hereof, the Company has issued to certain new and existing stockholders, shares of the Company’s Series A-5 Preferred Stock, $0.0001 par value per share (the “Series A-5 Preferred Stock”) pursuant to that certain Series A-5 Preferred Stock Purchase Agreement dated as of the date hereof by and among the Company as the parties thereto (the “Purchase Agreement”), and such stockholders desire to become parties to this Agreement in respect of such shares;

WHEREAS, the Company and the Stockholders desire amend and restate the Prior Agreement in order to provide the registration rights set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions. Unless otherwise stated, other capitalized terms contained herein and not otherwise defined have the meanings set forth in the Purchase Agreement.

“Common Stock” means shares of the Company’s Common Stock, $0.0001 par value per share.

“Preferred Stock” means the shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock and Series A-5 Preferred Stock.

“Public Offering” means any offering by the Company of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Qualified Public Offering” means the sale in a firmly underwritten public offering registered under the Securities Act of shares of the Company’s Common Stock in which (i) the the Company receives gross proceeds of at least $50,000,000; (ii) the price per share paid by the public for such shares (prior to underwriter commissions and expenses) shall be not less than $4.25 per share (as appropriately adjusted for subsequent stock splits, stock dividends, recapitalizations and similar transactions); and (iii) following which the Company’s shares are listed on any recognized stock exchange.

“Registrable Securities” means (i) any shares of Common Stock held by a Stockholder, any shares of Common Stock issued or issuable upon conversion of any Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock and Series A-5 Preferred Stock held by a Stockholder and any shares of Common Stock issued to such Stockholder following the date hereof and (ii) all equity securities issued or issuable directly or indirectly with respect to any shares of Common Stock described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, $0.0001 par value per share.

“Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, $0.0001 par value per share.

“Series A-3 Preferred Stock” means shares of the Company’s Series A-3 Preferred Stock, $0.0001 par value per share.

“Series A-4 Preferred Stock” means shares of the Company’s Series A-4 Preferred Stock, $0.0001 par value per share.

“Series A-5 Preferred Stock” means shares of the Company’s Series A-5 Preferred Stock, $0.0001 par value per share.

“Stockholders Agreement” means the Sixth Amended and Restated Stockholders Agreement, dated of even date herewith, by and among the Company and the stockholders named therein.

Section 2. Demand Registrations.

(a) Requests for Registration. Subject to the terms and conditions of this Agreement, at any time after the earlier of May 1, 2017 or the six month anniversary of the date on which the Company has completed a Qualified Public Offering, the holders of at least 40% of the Registrable Securities may request registration under the Securities Act of at least 25% of their aggregate Registrable Securities or such lesser number of shares resulting in aggregate offering proceeds of at least $10,000,000 on Form S-1 or any similar long-form registration (“Long-Form Registrations”), and the holders of at least 10% of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration (“Short-Form Registrations”) if available. All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of Section 2(d) hereof, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b) Long-Form Registrations. The holders of Registrable Securities shall be entitled to request not more than two Long-Form Registrations in the aggregate, the Company shall pay all Registration Expenses; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $10,000,000. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective (unless such Long-Form Registration has not become effective due solely to the fault of the holders requesting such registration).

(c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2(b), the holders of Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations and the Company shall pay all Registration Expenses; provided that the aggregate offering value of the Registrable Securities requested to be registered in any

Short-Form Registration must equal at least $5,000,000 and; provided, further that the Company shall not be obligated to effect more than two Short-Form Registrations in any 12-month period. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the Company shall use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

(d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least 50% of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold the Company shall include in such registration (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares owned by each such holder and (ii) second, if permitted hereunder, other securities requested to be included in the registration.

(e) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within 12 months after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 3 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company’s board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

(f) Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which shall not be unreasonably withheld or delayed.

(g) Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least 50% of the Registrable Securities; provided that the Company may grant rights to other Persons to (i) participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations as set forth in Sections 3(c) and 3(d) hereof and (ii) request registrations so long as the holders of Registrable Securities are entitled to participate in any such registrations with such Persons pro rata on the basis of the number of shares owned by each such holder.

Section 3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or the Company’s initial Public Offering) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of at least 2% of the Registrable Securities of its intention to effect such a registration and, subject to the terms of Sections 3(c) and 3(d) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice. Notwithstanding the foregoing, the Company shall not be required to include any Registrable Securities in a Piggyback Registration Statement if such Registrable Securities can then be sold pursuant to Rule 144(k) under the Securities Act and the holder of such Registrable Securities is not deemed an Affiliate under the Securities Act.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, (iii) third, any other Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder and (iv) fourth, other securities requested to be included in such registration.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Shares on the basis of the number of Registrable Shares owned by each such holder, (iii) third, any other Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder and (iv) fourth, other securities requested to be included in such registration; provided that in any event the holders of Registrable Securities shall not be cut back to less than 25% of the total offering, and only after all other holders are first cut back in total.

(e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 60 days has elapsed from the effective date of such previous registration.

Section 4. Holdback Agreements.

(a) Each holder of Registrable Securities agrees not to sell such securities or any other securities of the Company in a public offering (excluding any shares acquired in the public markets) within such period requested by the Company’s underwriters (not to exceed 180 days in the event of the Company’s initial Public Offering or 90 days with respect to subsequent Public Offerings); provided that each of the Company’s directors, officers and greater-than-1% shareholders enter into similar agreements and the holder of Registrable Securities shall be subject to the foregoing agreement with respect to Public Offerings other than an initial Public Offering, only if the holder then beneficially owns more than 1% of the Company’s outstanding Common Stock, assuming the conversion of all then outstanding convertible securities and the exercise of all then outstanding options. The Company may impose stop-transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restriction until the end of such “lock-up” period. Any Person receiving any written notice from the Company regarding the Company’s plans to file a registration statement shall treat such notice confidentially and shall not disclose such information to any Person other than as necessary to exercise its rights under this Agreement.

(b) The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

Section 5. Registration Procedures.

(a) Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i) prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and reasonable comment of such counsel);

(ii) notify each holder of such Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period until all such Registrable Securities have been sold) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(v) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(viii) enter into such customary agreements (including underwriting agreements in customary form) as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(ix) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(x) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

(xiii) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(xiv) in the event the Registrable Securities are sold pursuant to an underwritten public offering, use its reasonable best efforts to obtain a cold comfort letter from the Company’s independent public accountants and a legal opinion from the Company’s counsel, in customary form and covering such matters of the type customarily covered by cold comfort letters and legal opinions, as the case may be; provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement.

(b) If the Company has delivered a prospectus to the Registrable Securities and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the holders of Registrable Securities and, if requested, the holders of Registrable Securities shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall promptly provide the holders of Registrable Securities with revised prospectuses and, following receipt of the revised prospectuses, the holder of Registrable Securities shall be free to resume making offers of Registrable Securities.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in a registration statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all holders of Registrable Securities to such effect, and, upon receipt of such notice, each such holder of Registrable Securities shall immediately discontinue any sales of Registrable Shares pursuant to such registration statement until such holder of Registrable Securities has received copies of a supplemented or amended prospectus or until such holder of Registrable Securities is advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

Section 6. Registration Expenses.

(a) All expenses incurred by the Company in connection with the performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.

(b) The Company shall reimburse the holders of Registrable Securities included in any registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities requesting inclusion in such registration.

(c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

Section 7. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder

(within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by untrue or alleged untrue statements of material fact or contained in any information furnished in writing to the Company by or on behalf of such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure to give prompt notice shall not impair any Person’s right to indemnification except to the extent such failure has adversely affected the indemnifying party and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(f) No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7 hereof.

Section 9. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Preferred Stock then outstanding, voting as a single class,, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 10(m).

Section 10. Miscellaneous.

(a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of the Company and holders of a majority of the shares of Preferred Stock then outstanding, voting as a single class. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Stockholder without the written consent of such Stockholder, unless such amendment, termination, or waiver applies to all Stockholders in the same fashion. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of (i) a transferee or assignee of all of a holder’s Registrable Securities; (ii) another holder of Registrable Securities that already possesses registration rights; (iii) a transferee or assignee of a portion of a holder’s Registrable Securities so long as such transferee or assignee is acquiring at least 5% of the Company’s outstanding Common Stock on a fully-diluted basis; provided the Company is given written notice thereof; or (iv) to an affiliated limited partnership, a limited partner, general partner, member or other Affiliate of any holder of Registrable Securities.

(e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Signatures delivered by facsimile transmission or e-mail/PDF shall be deemed to be originals notwithstanding the failure subsequently to deliver hard copies thereof.

(g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

(i) Jurisdiction. Each of the parties hereto submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each of the parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth herein.

(j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Stockholder at the address indicated on the Schedule of Stockholders and to the Company at the address indicated below:

Gelesis, Inc.

500 Boylston Street, Suite 1600

Boston, MA 02116

Attention: Yishai Zohar

With a copy to:

Locke Lord LLP

111 Huntington Avenue

Boston, MA 02199

Attention: James T. Barrett, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(k) Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(l) Termination. The Company’s obligations pursuant to this Agreement shall terminate as to any holder of Registrable Securities on the earliest of: (i) the fifth anniversary of a initial Public Offering; (ii) the date when such holder of Registrable Securities can sell all of his or its Registrable Securities pursuant to Rule 144 under the Securities Act during any 90-day period or (iii) a Sale of the Company (as defined in the Stockholders’ Agreement).

(m) Additional Parties; Joinder. Subject to the terms and restriction contained herein, the Company may permit any Person who acquires shares of Preferred Stock to become a party to this Agreement and to succeed to all of the rights and obligations of a “holder of Registrable Securities” under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form reasonable acceptable to the Company. Upon the execution and delivery of the joinder by such Person, such Person’s Preferred Stock shall be Registrable Securities hereunder, and such Person shall be a “holder of Registrable Securities” under this Agreement with respect to the Preferred Stock. In such event, the Schedule of Stockholders shall automatically be amended without further action of the Company or other parties hereto to add such Persons thereto.

(n) Invesco Asset Management Limited. Each of the parties acknowledges and agrees that (i) Invesco Asset Management Limited (“IAML”) is acting at all times as agent for and on behalf of its discretionary managed clients; (ii) IAML shall have no liability to acquire the shares of the Company’s capital stock allocated to its discretionary managed clients under this Agreement; and (iii) IAML shall have no liability as principal in respect of its discretionary managed clients’ obligations under this Agreement, including, but not limited to, the obligation to purchase the shares of capital stock from the Company. As a result of the forgoing, references to “Stockholder” under this Agreement shall not include IAML.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Registration Rights Agreement on the day and year first above written.

COMPANY:

GELESIS, INC.

By	/s/ Yishai Zohar
Name: Yishai Zohar
Title: President

SIXTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

SCHEDULE OF STOCKHOLDERS

Name and Address

Orbimed Private Investments III, LP OrbiMed Associates III, LP 767 Third Avenue 30th Floor New York, NY 10017

Queensland BioCapital Fund 1 L6 Central Plaza II, 66 Eagle Street GPO Box 2242 Brisbane QLD 4001 Australia

Queensland BioCapital Fund 2 L6 Central Plaza II, 66 Eagle Street GPO Box 2242 Brisbane QLD 4001 Australia

John L. Zabriskie Jr. Revocable Trust, Dated September 3, 1998 Attn: John Zabriskie P.O. 4680 Basalt, CO 81621

PureTech Ventures LLC Attn: Daphne Zohar PureTech Ventures LLC 500 Boylston Street Boston, Massachusetts 02116

Exotech Bio Solutions Ltd. Attn: Mendy Axlerad Industrial Zone Qiryat Gat 2/2 Hashlagan St, P.O.B. 8618 Israel

M.B.V.H. Investment Inc. 9200 Cote De Liesse Road Lachine, Quebec H8T 1A1

Name and Address

Cape 1998 Trust Attn: Ronald Cape 220 Montgomery Street, Suite 1010 San Francisco, CA 94104

Hercules Technology II, L.P. Attn: Parag Shah 31 St. James Avenue, Suite 790 Boston, MA 02116

The Reed Family Partnership V 328 Adams Street Milton, Massachusetts 02186

John and Mary LaMattina 127 Wamphassuc Point Road Stonington, Connecticut 06387

Robert C. Pozen 9 Arlington Street Boston, Massachusetts 02116

John F. Cogan, Jr. 975 Memorial Drive, No. 802 Cambridge, Massachusetts 02138

Ronald P. Goldberg and Lena G. Goldberg 15 Nichols Road Cohasset, Massachusetts 02025

Richard A. Spillane, Jr. 4 Longmeadow Road Wellesley, Massachusetts 02482

Steven P. Akin Revocable Trust dated 4/30/87 55 Hillcrest Road Weston, Massachusetts 02493

MLPF&S as Custodian FBO Robert P. Smith IRA c/o Merrill Lynch // Matthew Hart 125 High Street, 19th Floor Boston, Massachusetts 02110

Name and Address

MLPF&S as Custodian FBO Saleh Daher Jr. IRA c/o Merrill Lynch // Matthew Hart 125 High Street, 19th Floor Boston, Massachusetts 02110

Steven Mark Paul 1330 First Avenue New York , NY 1002

Peter Smail 40 Wyman Drive Sudbury, Massachusetts 01776

Frederick Frank 109 East 91st Street New York, NY 10128

Leonard Miller 27 Devon Road Brookline MA 02467

Bennett M. Shapiro and Fredericka F. Shapiro PO Box 777 2632 N. River Road New Hope Pennsylvania

Robert L. Reynolds 153 Garfield Road Concord, MA 01742

John K. Villa 5335 Falmouth Road Bethesda, MD 20816

Todd Dagres 163 Marlborough Street Boston, MA 02116

Peter and Carolyn Lynch Jt Ten with Rights of Survivorship

Peter S. Lynch Charitable Lead Annuity Trust

Peter S. Lynch Charitable Lead Unitrust

Peter S. and Carolyn A. Lynch 1999 Unitrust u/a/ 12/28/99

Name and Address

84 Devonshire Street, S4A Boston, MA 02109

SSD2, LLC 1 Mifflin Place Suite 320 Cambridge, MA 02138

Avon Hill Fund I LLC 160 Federal Street, Box 26 (c/o Turan) Boston, MA 02110-1700

James D. Houghton Revocable Grantor Trust, 4/30/01 c/o Market Street Trust Company 80 E. Market Street, Suite 300 Corning NY 14830

Fabio Allocco 7 Venetian Lane Old Fort – NP – Bahamas

RCV I, LLC

Alessandro Sannino Via Fiesole 32 73010 Lecce, Italy

Suffolk Equity Partners, Fund I, L.P. 1 Broadway, 4th Floor Cambridge, MA 02142

General Mills 9000 Plymouth Avenue North Minneapolis, MN 55427

Name and Address

Invesco Asset Management Limited, as agent for and on behalf of its discretionary managed clients

Graeme ProudFoot

Head of Specialist Funds

Perpetual Park, Perpetual Park Drive, Henley-on-Thames,

Oxfordshire, RG9 1HH, United Kingdom

Robert W. Milotte, Jr.

TJJK LLC